Exhibit 99.1

Veritiv Announces Fourth Quarter and

Full Year 2019 Financial Results

Reports Fiscal Year Net Sales of $7.7 Billion,

Net Loss of $(29.5) Million,

Basic and Diluted Loss per Share of $(1.84), and

Adjusted EBITDA of $155.9 Million

ATLANTA (February 27, 2020) – Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced financial results for the fourth quarter and full year ended December 31, 2019.

"Our consolidated fourth quarter and full year 2019 results were highlighted by strong free cash flow, as well as improved Adjusted EBITDA margins in Packaging and Facility Solutions. However, challenges in our Print and Publishing segments negatively impacted our overall revenues and earnings for both the quarter and year," said Mary Laschinger, Chairman and CEO of Veritiv Corporation. "Our strong free cash flow performance in 2019 was driven by improved working capital as lower sales volumes and process improvements from our Optimization initiatives significantly reduced both accounts receivable and inventory, leading to substantial debt reduction in 2019. Looking ahead, we remain focused on growing our Packaging business, implementing our Optimization initiatives, and adapting to continuing structural declines in the print and publishing industries."

For the three months ended December 31, 2019, compared to the three months ended December 31, 2018:

•	Net sales were $1.8 billion, a decrease of 17.7% from the prior year. There was a negligible impact from foreign currency.
•	Net income was $3.4 million, compared to net income of $9.3 million in the prior year. Net integration, acquisition and restructuring charges were $16.1 million in the fourth quarter of 2019 compared to $(0.2) million in the prior year.
•	Basic and diluted earnings per share were $0.21 and $0.21, respectively, compared to $0.59 and $0.57, respectively, in the prior year.
•	Adjusted EBITDA was $47.2 million, a decrease of 18.1% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 2.6%, unchanged from the prior year.

For the year ended December 31, 2019, compared to the year ended December 31, 2018:

•	Net sales were $7.7 billion, a decrease of 11.9% from the prior year. Net sales decreased 11.7% from the prior year, excluding the negative effect of foreign currency (0.2%) in 2019.
•	Net loss was $(29.5) million, compared to net loss of $(15.7) million in the prior year. Net integration, acquisition and restructuring charges were $46.3 million in 2019 and $53.1 million in the prior year.
•	Basic and diluted loss per share were $(1.84) compared to $(0.99) in the prior year.
•	Adjusted EBITDA was $155.9 million, a decrease of 15.9% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 2.0%, a decrease of 10 basis points from the prior year.

For the year ended December 31, 2019, net cash flows provided by operating activities were $281.0 million and free cash flow was $246.9 million.

Veritiv Corporation will host a live conference call and webcast today, February 27, 2020, at 10 a.m. (ET) to discuss its fourth quarter and full year 2019 financial results. To participate, callers within the U.S. and Canada can dial (833) 241-7249, and international callers can dial (647) 689-4213, both using conference ID number 7882178.  Interested parties can also listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding U.S. generally accepted accounting principles ("U.S. GAAP") and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a leading North American business-to-business distributor of packaging, facility solutions, print and publishing products and services; and also a provider of logistics and supply chain management solutions. Serving customers in a wide range of industries, Veritiv has distribution centers throughout the U.S., Canada and Mexico, and team members helping shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “continue,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" in our Annual Report on Form 10-K and elsewhere in the Company’s publicly available reports filed with the Securities and Exchange Commission ("SEC"), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets impacting our Company and our customers; foreign currency fluctuations; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and labor disputes; the loss of any of our significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, facility products and paper from our suppliers for resale to our customers; changes in prices for raw materials; increases in the cost of fuel and third-party freight and the availability of third-party freight providers; changes in trade policies and regulations; inclement weather, widespread outbreak of an illness or responses thereto, anti-terrorism measures and other disruptions to our supply chain, distribution system and operations; our dependence on a variety of information technology and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer pension, health and welfare plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies, and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net sales	$1,835.2	$2,230.8	$7,659.4	$8,696.2
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,479.7	1,831.9	6,206.2	7,155.7
Distribution expenses	121.9	150.4	509.2	550.5
Selling and administrative expenses	191.7	211.5	823.3	867.6
Depreciation and amortization	14.0	12.0	53.5	53.5
Integration and acquisition expenses	4.2	7.2	17.5	31.8
Restructuring charges, net	11.9	(7.4)	28.8	21.3
Operating income (loss)	11.8	25.2	20.9	15.8
Interest expense, net	7.6	11.8	38.1	42.3
Other (income) expense, net	0.3	(2.5)	11.6	(16.3)
Income (loss) before income taxes	3.9	15.9	(28.8)	(10.2)
Income tax expense (benefit)	0.5	6.6	0.7	5.5
Net income (loss)	$3.4	$9.3	$(29.5)	$(15.7)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.21	$0.59	$(1.84)	$(0.99)
Diluted earnings (loss) per share	$0.21	$0.57	$(1.84)	$(0.99)

Weighted-average shares outstanding:
Basic	16.10	15.85	16.06	15.82
Diluted	16.40	16.46	16.06	15.82

VERITIV CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions, except par value)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash	$38.0	$64.3
Accounts receivable, less allowances of $43.8 and $62.0, respectively	910.8	1,181.4
Related party receivable	2.8	3.2
Inventories	552.9	688.2
Other current assets	126.1	147.2
Total current assets	1,630.6	2,084.3
Property and equipment (net of accumulated depreciation and amortization of $342.6 and $320.7, respectively)	216.9	206.7
Goodwill	99.6	99.6
Other intangibles, net	52.2	57.2
Deferred income tax assets	57.0	56.5
Other non-current assets	454.8	25.4
Total assets	$2,511.1	$2,529.7
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$476.9	$641.9
Related party payable	4.3	9.3
Accrued payroll and benefits	53.9	56.5
Other accrued liabilities	183.8	134.7
Current portion of debt	12.6	6.7
Financing obligations, current portion	—	0.6
Total current liabilities	731.5	849.7
Long-term debt, net of current portion	742.4	963.6
Financing obligations, net of current portion	—	23.6
Defined benefit pension obligations	15.7	21.1
Other non-current liabilities	485.3	128.6
Total liabilities	1,974.9	1,986.6
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized; shares issued - 16.4 million and 16.2 million, respectively; shares outstanding - 16.1 million and 15.9 million, respectively	0.2	0.2
Additional paid-in capital	618.0	605.7
Accumulated (deficit) earnings	(35.3)	(8.5)
Accumulated other comprehensive loss	(33.1)	(40.7)
Treasury stock at cost - 0.3 million shares in 2019 and 2018	(13.6)	(13.6)
Total shareholders' equity	536.2	543.1
Total liabilities and shareholders' equity	$2,511.1	$2,529.7

VERITIV CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2019	2018
Operating activities
Net income (loss)	$(29.5)	$(15.7)
Depreciation and amortization	53.5	53.5
Amortization of deferred financing fees	2.6	2.6
Net losses (gains) on dispositions of property and equipment	0.6	(18.5)
Goodwill and long-lived asset impairment charges	—	0.4
Provision for allowance for doubtful accounts	14.9	27.1
Deferred income tax (benefit) provision	(2.7)	2.0
Stock-based compensation	14.6	18.1
Other non-cash items, net	11.9	(8.3)
Changes in operating assets and liabilities
Accounts receivable and related party receivable	252.3	(43.9)
Inventories	139.7	26.4
Other current assets	37.1	(23.2)
Accounts payable and related party payable	(199.7)	(15.9)
Accrued payroll and benefits	(2.9)	(16.6)
Other accrued liabilities	(22.4)	17.2
Other	11.0	9.8
Net cash provided by (used for) operating activities	281.0	15.0
Investing activities
Property and equipment additions	(34.1)	(45.4)
Proceeds from asset sales	0.5	23.7
Net cash provided by (used for) investing activities	(33.6)	(21.7)
Financing activities
Change in book overdrafts	26.2	(16.2)
Borrowings of long-term debt	6,746.5	5,805.3
Repayments of long-term debt	(7,007.0)	(5,767.3)
Payments under right-of-use finance leases and capital leases, respectively	(9.1)	(6.7)
Payments under financing obligations (including obligations to related party of $0.0 and $8.6, respectively)	—	(9.3)
Payments under Tax Receivable Agreement	(7.8)	(9.9)
Payments under other contingent consideration	(20.0)	(2.5)
Other	(2.7)	(2.1)
Net cash provided by (used for) financing activities	(273.9)	(8.7)
Effect of exchange rate changes on cash	0.2	(0.6)
Net change in cash	(26.3)	(16.0)
Cash at beginning of period	64.3	80.3
Cash at end of period	$38.0	$64.3
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$4.8	$2.4
Cash paid for interest	34.7	38.9
Non-cash investing and financing activities
Non-cash additions to property and equipment for right-of-use finance leases and capital leases, respectively	$22.3	$31.5
Non-cash additions to other non-current assets for right-of-use operating leases	129.3	—

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, net, fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments) because we believe investors commonly use Adjusted EBITDA and these other non-GAAP measures as key financial metrics for valuing companies. In addition, the credit agreement governing our asset-based lending facility permits us to exclude the foregoing and other charges in calculating "Consolidated EBITDA", as defined in the facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period.

Adjusted EBITDA and these other non-GAAP measures are not alternative measures of financial performance under U.S. GAAP. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Adjusted EBITDA and these other non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME (LOSS) TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

(in millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$3.4	$9.3	$(29.5)	$(15.7)
Interest expense, net	7.6	11.8	38.1	42.3
Income tax expense (benefit)	0.5	6.6	0.7	5.5
Depreciation and amortization	14.0	12.0	53.5	53.5
EBITDA	25.5	39.7	62.8	85.6
Restructuring charges, net	11.9	(7.4)	28.8	21.3
Stock-based compensation	2.2	2.9	14.6	18.1
LIFO reserve (decrease) increase	(2.7)	1.5	(3.7)	19.9
Non-restructuring asset impairment charges	—	0.2	—	0.4
Non-restructuring severance charges	4.4	2.6	8.4	4.9
Non-restructuring pension charges, net	0.0	12.1	6.6	11.3
Integration and acquisition expenses	4.2	7.2	17.5	31.8
Fair value adjustment on Tax Receivable Agreement contingent liability	(1.5)	(0.9)	0.3	(1.2)
Fair value adjustment on contingent consideration liability	2.5	(1.3)	13.1	(12.3)
Escheat audit contingent liability	(2.3)	1.7	3.7	2.5
Other	3.0	(0.7)	3.8	3.1
Adjusted EBITDA	$47.2	$57.6	$155.9	$185.4

Net sales	$1,835.2	$2,230.8	$7,659.4	$8,696.2
Adjusted EBITDA as a % of net sales	2.6%	2.6%	2.0%	2.1%

Table II

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(in millions, unaudited)

Year Ended December 31, 2019
Net cash flows provided by operating activities	$281.0
Less: Capital expenditures	(34.1)
Free cash flow	$246.9

Veritiv Contacts:

Investors: Tom Morabito, 770-391-8451         Media: Kristie Madara, 770-391-8471